UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

11 State Street, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

PolyMedica Corporation (the “Company”) previously announced on September 27, 2004, that Samuel L. Shanaman had resigned from the position of Chief Executive Officer of the Company and that Mr. Shanaman would continue to serve as the Chairman of the Company’s Board of Directors and, for transition purposes, as an employee of the Company. On May 16, 2005, Mr. Shanaman resigned as an employee of the Company and will serve as the non-executive Chairman of the Company’s Board of Directors on a going forward basis. In connection with Mr. Shanaman’s resignation as an employee of the Company, the Company has agreed to pay for continued health insurance benefits for each of Mr. Shanaman and his spouse, grossed up for tax purposes.

In addition, on May 16, 2005 the Company’s Board of Directors approved a compensation arrangement for the non-executive Chairman of the Board of Directors which consists of an annual retainer of $70,000. The non-executive Chairman will be responsible for chairing meetings of the Company’s Board of Directors, including executive sessions, preparing board agendas, serving as a conduit between the Company’s management and the Board of Directors and attending committee meetings of the Board of Directors as a non-voting member. The non-executive Chairman is not paid any additional fees for attendance at Board or committee meetings.

Item 1.02. Termination of Material Definitive Agreement.

As described above, Mr. Shanaman resigned as an employee of the Company effective May 16, 2005. Upon his resignation as an employee, Mr. Shanaman’s retention agreement with the Company, dated June 14, 2004 and which was previously filed with the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2004, terminated in accordance with its terms.

Mr. Shanaman’s retention agreement had a term of two years, and, among other things, provided for the acceleration of stock options in the event of a change of control, and, to the extent his employment was terminated by the Company within 24 months of such change of control for reasons other than cause, disability or death, Mr. Shanaman was entitled to payment by the Company of an amount equal to twice his highest annual base salary during the three-year period prior to such change of control and twice his average bonus payment over the same three year period.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On May 16, 2005, the Company announced the appointment of William C. Van Faasen to its Board of Directors. Mr. Van Faasen has been designated as a Class III director and has been appointed to serve on the Compensation and Nominating and Corporate Governance Committees of the Company’s Board of Directors. The Company’s press release regarding Mr. Van Faasen’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

99.1	Press Release dated May 16, 2005.

3

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: May 20, 2005	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Senior Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 16, 2005.